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                            2,000,000 SHARES

                       MAVERICK TUBE CORPORATION

                              COMMON STOCK

                               __________

                         UNDERWRITING AGREEMENT

                                                St. Petersburg, Florida
                                                     September __, 1999

Raymond James & Associates, Inc.
Morgan Keegan & Company, Inc.
  As Representatives of the Several Underwriters
  c/o Raymond James & Associates, Inc.
  880 Carillon Parkway
  St. Petersburg, Florida 33716

Dear Sirs:

     Maverick Tube Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule I annexed hereto (the "Underwriters") an aggregate of 2,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. As used herein, all references to "Common Stock" shall include the associated Preferred Stock Purchase Rights issued pursuant to the Shareholder Rights Agreement dated as of July 24, 1998 between the Company and Harris Trust and Savings Bank, as rights agent. The aggregate of 2,000,000 shares to be purchased from the Company are herein called the "Firm Shares." In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions set forth herein, up to 300,000 additional shares of Common Stock (the "Additional Shares") to cover over-allotments by the Underwriters, if any. The Firm Shares and, to the extent such option is exercised, the Additional Shares are hereinafter collectively referred to as the "Shares." Raymond James & Associates, Inc. and Morgan Keegan & Company, Inc. are acting as the representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

     The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

     1. SECTION 1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (File No. 333-87045), including a prospectus subject to completion, relating to the Shares. Such registration statement (including all financial schedules and exhibits), as amended



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RAYMOND JAMES & ASSOCIATES, INC.                                Page 2


at the time when it becomes effective and as thereafter amended by any post effective amendment, is referred to in this Agreement as the "Registration Statement." The prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the "Prospectus." If the Company elects to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet contemplated by Rule 434, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act. If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to include the registration statement on Form S-3 (File No. 87045) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus are collectively referred to in this Agreement as the "Prepricing Prospectus." Any reference in this Agreement to the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

     SECTION 2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $______ per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 10 hereof).

     The Company also agrees to sell up to 300,000 Additional Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of this Agreement to purchase from the Company up to 300,000 Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares



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RAYMOND JAMES & ASSOCIATES, INC.                                Page 3


(subject to such adjustments as you may determine to avoid fractional shares) which bears the same proportion to the total number of Additional Shares to be sold as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 10 hereof) bears to 2,000,000.

     SECTION 3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

     SECTION 4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on ___________, 1999 (the "Closing Date"). The place of delivery for the Firm Shares and the Closing Date may be varied by agreement between the Representatives and the Company.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to), as shall be specified in a written notice from you on behalf of the Underwriters to the Company, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given to the Company by you at any time within 30 days after the date of this Agreement. The place of delivery for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

     Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, on the second business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer in immediately available funds, to the account specified by the Company to the Underwriters no later than the business day prior to the Closing Date.

     SECTION 5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

          (a) The Company will use commercially reasonable efforts to cause the Registration Statement to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i)



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RAYMOND JAMES & ASSOCIATES, INC.                                Page 4


     when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus or term sheet (as described in Rule 434(b) under the Act) has been timely filed pursuant to Rule 424(b) under the Act, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation (or threatened initiation) of any proceeding for such purposes, and (v) within the period of time referred to in Section 5(e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time. If the Company elects to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus (including copies of a term sheet that complies with the requirements of Rule 434 under the Act), in such number as the Underwriters may reasonably request, and file with the Commission in accordance with Rule 424(b) of the Act the form of Prospectus complying with Rule 434(c) of the Act before the close of business on the first business day immediately following the date hereof. If the Company elects not to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date hereof.

          (b) The Company will furnish to you, without charge, such copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, as you may reasonably request and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

          (c) The Company will not file any Rule 462 Registration Statement or any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised (with a reasonable opportunity to review such amendment or supplement) or to which you have reasonably objected after being so advised and having been given a reasonable opportunity to review same.

          (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested


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RAYMOND JAMES & ASSOCIATES, INC.                                Page 5


     or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

          (e) As soon after the execution and delivery of this Agreement as is reasonably practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of the prospectus delivery requirements with respect to the Shares under section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) and 5(c) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter and to each dealer who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

          (f) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to subject itself to taxation as a result of doing business in any jurisdiction where it is not now so subject to taxation, to qualify as a dealer in securities in any jurisdiction or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.


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RAYMOND JAMES & ASSOCIATES, INC.                                Page 6


          (g) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a period of at least twelve months commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11 (a) of the Act and Rule 158 promulgated thereunder.

          (h) During the period ending five years from the date hereof, the Company will furnish to you and, upon your request, to each of the other underwriters (i) as soon as available, a copy of each report or proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or the Nasdaq National Market or any securities exchange, and (ii) from time to time such other information concerning the Company as you may reasonably request.

          (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than as a result of a failure by the Representatives or any Underwriter to fulfill their or its obligations hereunder or pursuant to clauses (i)-(iii) of Section 11) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters but excluding wages and salaries paid by the Representatives) reasonably incurred by you in connection herewith.

          (j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance with the description set forth in the Prospectus under the caption "Use of Proceeds."

          (k) If Rule 430A under the Act is employed, the Company will timely file the Prospectus or term sheet (as described in Rule 434(b) under the Act) pursuant to Rule 424(b) under the Act.

          (l) The Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, whether now owned or acquired after the date of the Prospectus or with respect to which the power of disposition is acquired after the date of the Prospectus, or file any registration statement under the Act with respect to any of the foregoing; or (ii) enter into any swap or other agreement or any other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of shares of Common Stock whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise except to the Underwriters pursuant to this Agreement for a period of 180 days from the date of the Prospectus without the prior written consent of Raymond James & Associates, Inc.; provided, however, that the


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RAYMOND JAMES & ASSOCIATES, INC.                                Page 7


     Company may issue shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to the Maverick Tube Corporation Amended and Restated 1990 Stock Option Plan, the Maverick Tube Corporation 1994 Stock Option Plan, the Maverick Tube Corporation Director Stock Option Plan dated February 15, 1995 and pursuant to other employee benefit and compensation arrangements currently in effect.

          (m) The Company will not, directly or indirectly, take any action which would constitute, or any action designed or which might reasonably be expected to cause or result in or constitute, under Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of the Nasdaq National Market or any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock.

          (o) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and each of the subsidiaries of the Company identified on Schedule II attached hereto ("Subsidiary" or, collectively, the "Subsidiaries") for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

          (p) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

          (a) The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated hereby. Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied when so filed with the provisions of the Act.

          (b) The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus, and the Prepricing Prospectus included as part of the Registration Statement declared effective by the Commission complies as to form with the requirements of the Act. The Registration Statement (including any Rule 462 Registration Statement), in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will comply with the provisions of the Act and will not


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RAYMOND JAMES & ASSOCIATES, INC.                                Page 8


     at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

          (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (d) The capitalization of the Company is as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and validly issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights arising under the Company's Amended and Restated Certificate of Incorporation or Bylaws, in each case as amended, or under the Delaware General Corporation Law or similar rights; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and upon delivery of certificates for the Shares pursuant to the terms of this Agreement and payment for the Shares the Underwriters will receive valid and marketable title to the Shares, free and clear of any voting trust arrangements, liens, encumbrances, equities, claims or defects in title to the several Underwriters purchasing the Shares in good faith and without notice of any lien, claim or encumbrance. Except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants, or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

          (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority


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RAYMOND JAMES & ASSOCIATES, INC.                                Page 9


     to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company.

          (f) Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing in its jurisdiction of incorporation or is a limited partnership duly formed and validly existing in its jurisdiction of organization except as described in the Prospectus, as the case may be, and each Subsidiary has full corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification or registration, except where the failure to so qualify or register does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). The outstanding shares of capital stock of, and the partnership interests in, each of the Subsidiaries, will have been duly authorized and validly issued, are fully paid to the extent required and nonassessable except as such nonassessability may be affected by the partnership agreement of Maverick Tube, L.P. or the partnership law of the state of the formation of such partnership, and are owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear on any lien, adverse claim, security interest, equity or other encumbrance (except as set forth in the Prospectus). Except for the Subsidiaries, the Company does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization or entity.

          (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which any of their property, is subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened against or involving the Company or any Subsidiary, nor is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to or incorporated by reference in the Registration Statement that are not described or filed or incorporated by reference as required. All such agreements, contracts, indentures, leases or other instruments to which the Company or any of the Subsidiaries is a party or to which any of their assets may be subject and that are described in the Registration Statement or the Prospectus (or any


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RAYMOND JAMES & ASSOCIATES, INC.                                Page 10


     amendment or supplement thereto) or filed as an exhibit to or incorporated by reference in the Registration Statement have been duly authorized, executed and delivered by the Company or a Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

          (h) Neither the Company nor any Subsidiary is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of their respective properties may be bound, except for such violations or defaults which would not have a Material Adverse Effect, and there does not exist any state of facts which constitutes an event of default on the part of the Company or any of the Subsidiaries as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

          (i) The execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (j) None of the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) is or may be void or voidable by any person or entity, (ii) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for quotation on the Nasdaq National Market and compliance with the securities or Blue Sky laws of various jurisdictions and the clearance of the offering of the Shares with the NASD, all of which will be, or have been, effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any Subsidiary, or
     (iii) conflicts or will conflict with or constitutes a breach of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement, contract, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, or violates any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their respective properties, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to



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RAYMOND JAMES & ASSOCIATES, INC.                                Page 11


     the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or assets is subject.

          (k) Each contract, agreement or arrangement to which the Company or any Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any Subsidiary is subject, which is material to the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its Subsidiaries, taken as a whole, has been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as applicable, and neither the Company nor any Subsidiary is in breach or default of any obligation, agreement, covenant or condition contained in any such contract, agreement or arrangement, except for such breaches or defaults as would not have a Material Adverse Effect; the Company knows of no present condition or fact which would prevent compliance by the Company or any Subsidiary or any other party thereto with the terms of any such contract, agreement or arrangement in all material respects; neither the Company nor any of its Subsidiaries has any present intention to exercise any rights that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof.

          (l) Except as described in the Prospectus, the Company does not have outstanding and at the Closing Date (and the Additional Closing Date, if applicable) will not have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible or exchangeable securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company because of or in connection with the filing of the Registration Statement, except (i) with respect to the Shares and (ii) any such rights for which the Company has received valid and enforceable waivers.

          (m) Ernst & Young LLP, the certified public accountants who have certified the financial statements filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

          (n) The financial statements, together with related schedules and notes, forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects both the historical and pro forma consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or

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RAYMOND JAMES & ASSOCIATES, INC.                                Page 12


     supplement thereto) are in all material respects accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No financial statements or schedules are required to be included in the Registration Statement other than those that are so included

          (o) Neither the Company nor any of the Subsidiaries has sustained since June 30, 1999, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company and the Subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to the Closing Date there will not be, any change in the capital stock (other than shares issued pursuant to exercise of employee stock options that the Prospectus indicates are outstanding) or short-term debt or long-term debt of the Company or any of the Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (p) The Company or each Subsidiary, as the case may be, has good and marketable title to all property (real and personal) described in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus, in a document filed as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement or such as are not materially burdensome and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and the Subsidiaries, taken as a whole, and the property (real and personal) held under lease by each of the Company or the Subsidiaries, as the case may be, is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries, taken as a whole.

          (q) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Prepricing Prospectus, the Registration Statement, the Prospectus and such other materials permitted by the Act.

          (r) The Company has not taken, directly or indirectly, any action which constituted, or any action designed or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (s) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

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RAYMOND JAMES & ASSOCIATES, INC.                                Page 13


          (t) The Company and each of the Subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities or private persons or entities (hereinafter "permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not and will not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed all of their material obligations with respect to each such permit and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any Subsidiary.

          (u) The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Registration Statement and the Prospectus.

          (v) The Company and the Subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1964 (Title
     VII), the Age Discrimination in Employment Act and state labor laws, each as amended, except where the failure to comply with any such requirements has not, and will not, have a Material Adverse Effect.

          (w) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) Neither the Company nor any Subsidiary has directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or
     (ii)

RAYMOND JAMES & ASSOCIATES, INC.                                Page 14


     made any payment to any federal, state or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

          (y) The Company and the Subsidiaries have obtained all required permits, licenses and other authorizations, if any, which are required under federal, state, regional, county, local and foreign statutes, codes, ordinances and other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, spilling, injecting, leaching, or disposing into the environment or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, discharge into the environment, transport, or handling of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes, or any regulation, rule, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated, or approved thereunder
     ("Environmental Laws"), except for such permits, licenses and other authorizations which if not obtained would not have a Material Adverse Effect. The Company and the Subsidiaries are in material compliance with all terms and conditions of all required permits, licenses, and authorizations, and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. There is no pending or, to the best knowledge of the Company, after due inquiry, threatened civil or criminal litigation, notice of violation, warning letter or administrative proceeding relating in any way to the Environmental Laws (including, without limitation, notices, demand letters or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as amended by the Superfund Amendments Reauthorization Act of 1987 ("SARA"), the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know
     Act of 1986, the Clean Water Act of 1977, and the Clear Air Act of 1966, all as amended, and similar foreign, state, or local laws) involving the Company. There have not been and there are not any past, present, or foreseeable future events, conditions, circumstances, activities, practices, incidents, actions or plans involving the Company which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any present or future claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, arrangement for disposal, transport, arrangement for transport or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, hazardous or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study or investigation which may be brought, under RCRA, CERCLA, SARA, or similar foreign, state, regional, county, or local laws, except for such events, conditions, circumstances, activities, practices, incidents, actions and plans which would not have a Material Adverse Effect.

RAYMOND JAMES & ASSOCIATES, INC.                                Page 15


          (z) All offers and sales of the Company's capital stock and debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

          (aa) The Company and the Subsidiaries own and have full right, title and interest in and to, or have valid licenses to use, each material trade name, trademark or service mark under which the Company and the Subsidiaries conduct all or any material part of their business, and the Company has created no lien or encumbrance on, or granted any right or license with respect to, any such trade name, trademark or service mark; there is no claim pending against the Company or any of the Subsidiaries with respect to any trade name, trademark or service mark and neither the Company nor any of the Subsidiaries has received notice that any trade name, trademark or service mark which it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. Neither the Company nor any of the Subsidiaries has become aware that any material trade name, trademark or service mark which it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

          (bb) All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company and each Subsidiary with respect to all periods ended prior to the date of this Agreement have been filed (or are the subject of valid extensions) with the appropriate federal, state, local and foreign authorities and all such tax returns, as filed, are accurate in all material respects, except where the failure to file such state and local returns would not have a Material Adverse Effect. All federal, state, local and foreign taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company and each Subsidiary have been paid or reflected as a liability on the financial statements of the Company and the Subsidiaries for appropriate periods, except where the failure to pay or reflect as a liability such federal, state, local and foreign taxes would not have a Material Adverse Effect. All deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and, except as previously disclosed to the Representatives in writing, no issue has been raised in any such audit which by application of the same or similar principals, reasonably could be expected to result in a proposed deficiency for any other period not so audited. To the best knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by appropriate federal, state, local or foreign authorities, except for such tax liability which would not have a Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.

          (cc) No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary on the other hand, which is required by the

RAYMOND JAMES & ASSOCIATES, INC.                                Page 16


     Act to be described in the Registration Statement and the Prospectus which is not so described.

          (dd) The Shares have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

     SECTION 7. EXPENSES. The Company hereby agrees with the several Underwriters that the Company will pay or cause to be paid the costs and expenses associated with the following: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the offering of the Shares;
(iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Common Stock under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees and expenses of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the NASD in connection with the offering;
(viii) the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in the "roadshow" for the offering contemplated hereby; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company; and (x) the performance by the Company of its other obligations under this Agreement. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(i).

     SECTION 8. INDEMNIFICATION AND CONTRIBUTION. The Company agrees to indemnify and hold harmless you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials prepared by or on behalf of the Company and used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings prepared by or on behalf of the

RAYMOND JAMES & ASSOCIATES, INC.                                Page 17


Company, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that such indemnity with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter or person controlling such Underwriter from whom the person asserting such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Prospectus at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriters on a timely basis in order to permit the Prospectus to be sent or given.

     In addition to its other obligations under this Section 8, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any untrue statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as set forth in this Section 8, it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received, together with interest compounded daily determined on the basis of the base lending rate announced from time to time by Chase Manhattan Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

     If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify in writing the party or parties against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party or parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying party or parties has or have agreed in writing to pay such fees and expenses, (ii) the indemnifying party or parties has or have failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person within a reasonable period of time following notice from such Underwriter or such controlling person, or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party or parties, and such Underwriter or such controlling person shall have been advised by such counsel that

RAYMOND JAMES & ASSOCIATES, INC.                                Page 18


representation of such indemnified party and any indemnifying party or parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person); provided, however, that counsel selected by such Underwriter or controlling person is reasonably acceptable to the indemnifying party; and provided further that it is understood and agreed that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons (in addition to local counsel), which firm shall be designated in writing by Raymond James & Associates, Inc. The indemnifying party or parties shall not be liable for any settlement of any such action effected without its or their prior written consent, but if settled with such prior written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party or parties agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the immediately preceding paragraph.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by the preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers, and any such controlling persons shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

     In any event, the Company will not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representatives or any person who controls the Representatives within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

RAYMOND JAMES & ASSOCIATES, INC.                                Page 19


     If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus (or any related term sheet used in reliance on Rule 434(b) under the Act); provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus (or any related term sheet used in reliance on Rule 434(b) under the Act). The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm

RAYMOND JAMES & ASSOCIATES, INC.                                Page 20


Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

     Notwithstanding the second paragraph of this Section 8, any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second paragraph of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the second paragraph of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of the second paragraph of this Section 8.

     SECTION 9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

          (b) Subsequent to the effective date of the Registration Statement there shall not have occurred any change, or any development involving, or which might reasonably be expected to involve, a potential future material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company, not contemplated by the Prospectus (or any supplement thereto), that in your reasonable opinion, as Representatives of the several Underwriters, would materially and adversely affect the market for the Shares.

RAYMOND JAMES & ASSOCIATES, INC.                                Page 21


          (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Gallop, Johnson & Neuman, L.C., counsel for the Company, dated the Closing Date (and the Additional Closing Date, if any), satisfactory to you, to the effect that:

               (i)    The Company has been duly and validly
          incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of properties requires such qualification or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Company and the Subsidiaries as a whole); and the Company has all necessary corporate power and, to the knowledge of such counsel, all material governmental authorizations, permits and approvals required to own its properties and conduct its business as described in the Prospectus;

               (ii) Each of the Subsidiaries has been duly and validly formed and is validly existing as a corporation or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its formation, and is qualified or registered to do business and is in good standing in each jurisdiction in which its ownership or leasing of properties requires such qualification or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Company and the Subsidiaries as a whole); and each Subsidiary has all necessary corporate or partnership power and, to the knowledge of such counsel, all material governmental authorizations, permits and approvals required to own its properties and to conduct its business as described in the Prospectus;

               (iii) All the outstanding shares of capital stock or partnership interests, as applicable, of each of the Subsidiaries are validly issued and outstanding and are owned by the Company of record and, to the best knowledge of such counsel, (A) beneficially and (B) free and clear of all liens, charges or encumbrances of any nature whatsoever; and, to the knowledge of such counsel, neither the Company nor any of the Subsidiaries has granted any outstanding options, warrants or commitments with respect to any shares of its capital stock or partnership interests, as applicable, whether issued or unissued, except as otherwise described in the Prospectus;

               (iv) The Company has an authorized capitalization as set forth in the Registration Statement and all the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, are free of any preemptive rights, and were issued and sold in compliance with all applicable federal securities laws; the Common Stock of the Company has been registered under the Exchange Act; the Shares being sold by the Company have been duly and validly authorized and, when duly countersigned by the Company's Transfer Agent and Registrar and issued and delivered in accordance with the provisions of the Registration Statement and this Agreement, will be duly and validly issued, fully paid and nonassessable; and the Shares conform to the

RAYMOND JAMES & ASSOCIATES, INC.                                Page 22


          description of the Common Stock in the Prospectus; and the Shares have been duly authorized for listing on the Nasdaq National Market.

               (v) Such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company or any of the Subsidiaries which would affect the subject matter of this Agreement or is required to be disclosed in the Prospectus which is not disclosed and correctly summarized therein;

               (vi) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles and except as enforceability of those provisions relating to indemnity may be limited by the federal securities laws and principles of public policy;

               (vii) The Company has full corporate power and authority to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the issue and sale of the Shares and the compliance by the Company with all the provisions of this Agreement will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of the Company or the Subsidiaries pursuant to, the terms of any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or the Bylaws, in each case as amended, of the Company, or any statute, or, to the best of such counsel's knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties;

               (viii) No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

               (ix) To the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is currently in breach of or in default under, any indenture, mortgage, deed of trust, lease, bank loan or credit agreement or (in any respect that is material in light of the financial condition of the Company and the Subsidiaries

RAYMOND JAMES & ASSOCIATES, INC.                                Page 23


          taken as a whole) any other agreement or instrument of which such counsel has knowledge to which the Company or any of the Subsidiaries is a party or by which any of them or any of their property may be bound or affected;

               (x) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Shares pursuant to the Company's Amended and Restated Certificate of Incorporation or Bylaws, in each case as amended, or any agreement or other instrument known to such counsel; and no holders of securities of the Company have rights to the registration thereof under the Registration Statement or, if any such holders have such rights, such holders have waived such rights;

               (xi) Such counsel has read all contracts referred to or incorporated by reference in the Registration Statement and the Prospectus and all other loan agreements and, to the extent material, such contracts are fairly summarized as disclosed therein, conform in all material respects to the descriptions thereof contained therein, and are filed as exhibits thereto or incorporated by reference therein, and such counsel does not know of any contracts or other documents required to be so summarized or disclosed, or so filed or so incorporated by reference, which have not been so summarized or disclosed, or so filed or so incorporated by reference, and there are no statutes or regulations or pending or threatened legal or governmental proceedings required to be disclosed in the Prospectus which have not been disclosed as required;

               (xii) The Registration Statement has become effective under the Act, the Prospectus has been filed in accordance with Rule 424(b) of the rules and regulations of the Commission under the Act, including the applicable time periods set forth therein, or such filing is not required, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, contemplated under the Act, and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; the documents incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus.

          Such counsel shall also state that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, or that the Prospectus contains any untrue statement of material fact or omits to state a material fact required to be stated therein

RAYMOND JAMES & ASSOCIATES, INC.                                Page 24


     or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          In rendering their opinions set forth in Section 9(c) above, such counsel may rely, to the extent deemed advisable by such counsel, (a) upon certificates of state officials, (b) on opinions of other counsel (provided, however, that you shall have received a copy of each of such opinions which shall be dated the Closing Date, addressed to you or otherwise authorizing you to rely thereon; and that Gallop, Johnson & Neuman, L.C. in its opinion to you delivered pursuant to this subsection, shall state that such counsel are satisfactory to them and Gallop, Johnson & Neuman, L.C. has no reason to believe that you and they are not entitled to so rely), and (c) on officers' certificates as to factual matters;

          (d) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated the Closing Date (and the Additional Closing Date, if any), with respect to the issuance and sale of the Firm Shares, the Registration Statement and other related matters as you may reasonably request and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (e) You shall have received letters addressed to you and dated the date hereof and the Closing Date (and the Additional Closing Date, if any) from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

          (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than borrowings under the Revolving Credit Facility in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or any development involving or which may reasonably be expected to involve a potential future material adverse change (present or potential future) in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business) that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (iv) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (and the Additional Closing Date, if any) as if made on and as of the Closing Date (and the Additional Closing Date, if any), and you shall have received a certificate, dated the Closing Date (and the Additional Closing Date, if any) and signed by the chief executive officer or president and the chief

RAYMOND JAMES & ASSOCIATES, INC.                                Page 25


     financial officer or treasurer of the Company (or such other officers as are acceptable to you) to the effect set forth in this
     Section 9(f) and in Sections 9(b) and 9(h) hereof.

          (g) The Company shall not have failed in any material respect at or prior to the Closing Date (and the Additional
     Closing Date, if any) to have performed or complied with any of-its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date (and the Additional Closing Date, if any).

          (h) The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

          (i) At or prior to the Closing Date, you shall have received the written commitment of each of the Company's executive officers and directors not to directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, whether now owned or acquired after the date of the Prospectus or with respect to which the power of disposition is acquired after the date of the Prospectus, or file any registration statement under the Act with respect to any of the foregoing; or (ii) enter into any swap or other agreement or any other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of shares of Common Stock whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; other than as provided in such written commitment before the expiration of 180 days from the Closing Date, without the prior written consent of Raymond James & Associates, Inc.

          (j) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (j) shall be dated as of the Additional Closing Date and the opinions and letters called for by paragraphs (c), (d) and
(e) shall be revised to reflect the sale of Additional Shares.

     SECTION 10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto, or (b) release of oral notification of the effectiveness of the Registration Statement by the Commission.

RAYMOND JAMES & ASSOCIATES, INC.                                Page 26


     If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 96 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

     SECTION 11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) trading of any securities of the Company, including the Shares, on the Nasdaq National Market shall have been suspended or materially limited, whether as the result of a stop order by the Commission or otherwise, (iii) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (v) the Company or any Subsidiary shall have, in the sole judgment of the Representatives, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor disputes or any legal or governmental proceeding, or there shall have been any material adverse change (including, without limitation, a material change in management or control of the Company) in the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, except in each case as described in, or contemplated by, the Prospectus (excluding any amendment or supplement thereto). Notice of such cancellation shall be promptly given to the Company and its counsel by facsimile or telephone and shall be subsequently confirmed by letter.

RAYMOND JAMES & ASSOCIATES, INC.                                Page 27


     SECTION 12. INFORMATION FURNISHED BY THE UNDERWRITERS. The Company acknowledges that the statements set forth in the last paragraph on the front cover page of the Prospectus, the information set forth in the first table on page 46 of the Prospectus under the caption "Underwriting" and the information set forth in the fifth, seventh, eighth and ninth paragraphs of the Prospectus under the caption "Underwriting," constitute all the information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(b) and 8 hereof.

     SECTION 13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

          (i)     to the Company:

                  Maverick Tube Corporation
                  16401 Swingley Ridge Road, Seventh Floor
                  Chesterfield, Missouri  63017
                  Attention:  Gregg M. Eisenberg, President
                  Facsimile:  (636) 733-1671

                  with copy to:

                  Gallop, Johnson & Neuman, L.C.
                  1600 Interco Corporate Tower
                  101 South Hanley
                  St. Louis, Missouri  63105
                  Attention:  Robert H. Wexler
                  Facsimile:  (314) 862-1219

          (ii)    to the Underwriters:

                  Raymond James & Associates, Inc.
                  5847 San Felipe, #720
                  Houston, Texas 77057
                  Attention:  Steve Grant, Senior Vice President
                  Facsimile:  (713) 266-4117

                  and to:

                  Morgan Keegan & Company, Inc.
                  50 N. Front Street
                  19th Floor
                  Memphis, Tennessee  38103
                  Attention:  Michael J. Harris, Managing Director
                  Facsimile:  (901) 579-4355

RAYMOND JAMES & ASSOCIATES, INC.                                Page 28



                  with copy to:

                  Baker & Botts, L.L.P.
                  3000 One Shell Plaza
                  Houston, Texas 77002-4995
                  Attention: Gene J. Oshman
                  Facsimile: (713) 229-1522

     This Agreement has been and is solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 8 hereof, and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from you of any of the Shares in his status as such purchaser.

     SECTION 14.  APPLICABLE LAW; COUNTERPARTS.  THIS AGREEMENT SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES THEREUNDER.
THIS AGREEMENT MAY BE SIGNED IN VARIOUS COUNTERPARTS WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT. THIS AGREEMENT SHALL BE EFFECTIVE WHEN, BUT ONLY WHEN, AT LEAST ONE COUNTERPART HEREOF SHALL HAVE BEEN EXECUTED ON BEHALF OF EACH PARTY HERETO.

RAYMOND JAMES & ASSOCIATES, INC.                                Page 29


     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.



                                     Very truly yours,


                                     MAVERICK TUBE CORPORATION



                                     By:
                                        -------------------------------
                                        Name:
                                        Title:





CONFIRMED as of the date first above
mentioned, on behalf of itself and
the other several Underwriters named
in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.
MORGAN KEEGAN & COMPANY, INC.


By:  RAYMOND JAMES & ASSOCIATES, INC.


By:
   ---------------------------------
       Authorized Representative



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

RAYMOND JAMES & ASSOCIATES, INC.                                Page 30


                               SCHEDULE I




                                                          NUMBER OF FIRM
                 NAME                                         SHARES
------------------------------------------------        ------------------


Raymond James & Associates, Inc.                            _________

Morgan Keegan & Company, Inc.                               _________













TOTAL                                                       =========

RAYMOND JAMES & ASSOCIATES, INC.                                Page 31


                                 SCHEDULE II


Maverick Investment Corporation, a Delaware corporation
Maverick Tube, L.P., a Delaware limited partnership
Maverick Tube International, Inc., a Barbados corporation